Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our summary report on the estimated quantities of certain proved reserves of oil and gas, which appears in Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading of “Experts” in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

March 9, 2012